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                              BRIGHTPOINT, INC.

                           (a Delaware corporation)

                                 $335,000,000
                          Liquid Yield Option(TM) Notes
                                    Due 2018
                          (Zero Coupon -- Subordinated)

                               PURCHASE AGREEMENT
                                                                   March 5, 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
North Tower
World Financial Center
250 Vesey Street
New York, New York  10281-1209

Ladies and Gentlemen:

     Brightpoint, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchaser"), with respect to the issue and sale by the Company and the purchase by the Initial Purchaser of $335,000,000 aggregate principal amount at maturity of the Company's Liquid Yield Option(TM) Notes Due 2018 (Zero Coupon -- Subordinated) (the "LYONs"), and with respect to the grant by the Company to the Initial Purchaser of the option described in Section 2(b) hereof to purchase all or any part of an additional $45,000,000 principal amount at maturity of LYONs to cover overallotments, if any. The aforesaid $335,000,000 principal amount at maturity of LYONs (the "Initial Securities") to be purchased by the Initial Purchaser and all or any part of the $45,000,000 principal amount at maturity of LYONs subject to the option described in
Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities." The Securities are to be issued pursuant to an Indenture (the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Date (as defined in Section 3) (the "DTC Agreement"), among the Company, the Trustee and DTC.

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     The Securities are convertible at the option of the holder at any time on or prior to maturity, unless previously redeemed or otherwise purchased, into shares of common stock, par value $.01 per share, of the Company (the "Common Stock") at the initial conversion rate set forth in the Pricing Agreement, subject to the Company's right to elect instead to pay such holder in cash the market value of such shares of Common Stock, in accordance with the terms of the Securities and the Indenture.

     Prior to the purchase and resale of the Securities by the Initial Purchaser, the Company and the Initial Purchaser shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Initial Purchaser and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Company understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and resold by the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, Securities may be resold or otherwise transferred only if such resale or transfer is hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act (the "1933 Act Regulations") by the Securities and Exchange Commission (the "Commission")). Prior to the purchase of the Securities by the Initial Purchaser, the Company will enter into with the Initial Purchaser an agreement (the "Registration Rights Agreement") pursuant to which the Company is required to file and use its best efforts to have declared effective a registration statement under the 1933 Act to register resales of the LYONs and the shares of Common Stock issuable upon conversion thereof.

     The Company has prepared and delivered to the Initial Purchaser copies of a preliminary offering memorandum dated February 25, 1998 (the "Preliminary Offering Memorandum") and has prepared and will deliver to the Initial Purchaser, on the date hereof or on the next succeeding business day, copies of a final offering memorandum dated March 5, 1998 (the "Final Offering Memorandum"), each to be used by the Initial Purchaser in connection with its solicitation of purchases of the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchaser in connection with its solicitation of purchases of the Securities.

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     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

     SECTION 1. Representations and Warranties.

     The Company represents and warrants to the Initial Purchaser as of the date hereof, as of the date of the Pricing Agreement, as of the Closing Time and as of each Date of Delivery (as defined in Section 2(b) of this Agreement (each such latter date being hereinafter referred to as a "Representation Date") as follows:

           (a) Offering Memorandum. The Offering Memorandum does not, and at the Closing Date, as defined in Section 3 of this Agreement (and, if any Option Securities are purchased, at the Date of Delivery (as defined in Section 2(b) of this Agreement)), will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchaser expressly for use in the Offering Memorandum.

           (b) Documents Incorporated By Reference. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K (as amended) filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the filing of the then most recent Annual Report of the Company on Form 10-K (the "Incorporated Documents"). The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the Closing Date (and, if any Option Securities are purchased, at the Date of Delivery), will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (c) Independent Accountants. To the best of the Company's knowledge, the accountants who certified the financial statements and supporting schedules included or

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      incorporated by reference in the Offering Memorandum are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

           (d) Financial Statements. The consolidated financial statements included or incorporated by reference in the Offering Memorandum, together with the related schedules and notes, present fairly the financial position of the Company as consolidated with its subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included or incorporated by reference in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated in the Incorporated Documents. The selected financial data and the summary financial information included or incorporated by reference in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Offering Memorandum.

           (e) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

           (f) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Pricing Agreement, the Registration Rights Agreement and the Indenture; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

           (g) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has



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      corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. Except for Wireless L.L.C. of which the Company owns 33% of the issued and outstanding membership interests, the only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Company's Form 10-K/A (filed with the Commission on March 5, 1998). Except for Wireless L.L.C. of which the Company owns 33% of the issued and outstanding membership interests or except as described in the Offering Memorandum, the Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other entity.

           (h) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum). The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted or exercised thereunder, as set forth in the Offering Memorandum, accurately and fairly describes such plans, arrangements, options and rights in all material respects. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

           (i) Authorization of Agreements. This Agreement, the Pricing Agreement and the Registration Rights Agreement have been, duly authorized, executed and delivered by the Company.

           (j) Authorization and Description of Securities. The Securities have been duly authorized and, when duly executed by the Company and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of each of this Agreement and the Pricing Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms subject to the effect of (i) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws of general


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      application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (ii) general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of the Securities and the availability of injunctive relief or other equitable remedies and (iii) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally. The Securities will conform in all material respects to the statements relating thereto contained in the Offering Memorandum.

           (k) Authorization and Description of Common Stock. The Common Stock conforms in all material respects to all statements relating thereto contained or incorporated by reference in the Offering Memorandum and such description conforms in all material respects to the rights set forth in the instruments defining the same. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of Common Stock, subject to the Company's right to elect instead to pay such holder in cash the market value of such shares of Common Stock, in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; the shares of Common Stock issuable at the Company's option upon purchase of the Securities at the option of the holder thereof will have been, prior to the issuance thereof, duly authorized by all necessary corporate action, and such shares if and when issued, in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable; no holder of any such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion or purchase will not be subject to the preemptive or other similar rights of any securityholder of the Company.

           (l) Authorization and Description of Indenture. The Indenture has been duly authorized, and when executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms subject to the effect of (i) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (ii) general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of the Indenture and the availability of injunctive relief or other equitable remedies and (iii) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally. The Indenture will conform in all material respects to the statements relating thereto in the Offering Memorandum.

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           (m) Absence of Defaults and Conflicts.  Neither the Company nor any
      of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Pricing Agreement, the Registration Rights Agreement, the Indenture and the Securities (including the issuance of the shares of Common Stock issuable upon conversion of the Securities) and the consummation of the transactions contemplated hereunder (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement, the Pricing Agreement, the Registration Rights Agreement, the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

           (n) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and, to the best of the knowledge of the senior management of the Company (including heads of divisions), there is not any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

           (o) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Incorporated Documents (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or to materially and adversely affect the consummation of the


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      transactions contemplated in this Agreement or the performance by the
      Company of its obligations hereunder or under the Pricing Agreement, the Registration Rights Agreement, the Indenture or the Securities (including the issuance of the shares of Common Stock issuable upon conversion of the Securities); the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

           (p) Accuracy of Exhibits. All of the descriptions of contracts or other documents contained or incorporated by reference in the Offering Memorandum are accurate and complete descriptions of such contracts or other documents. There are no contracts or documents which are required to be described in the Incorporated Documents or to be filed as exhibits thereto which have not been so described therein and filed as required.

           (q) Absence of Price Stabilization. Neither the Company nor any of its officers or directors has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, nor has the Company become aware that any of its affiliates has taken, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

           (r) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), the trademark "Brightlink" (which is owned by the Company and is subject to final approval of its pending application in the U.S. Patent and Trademark Office), the service mark "Brightpoint" and the Brightpoint logo (which is owned by the Company and is subject to final approval of its pending application in the U.S. Patent and Trademark Office), trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect. The Company's business as now conducted and as proposed to be conducted does not and, to the best of the Company's knowledge, will not infringe or conflict with in any material respect patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property


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      or franchise right of any person. To the best of the Company's knowledge, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

           (s) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or under the Pricing Agreement, the Registration Rights Agreement or the Indenture, in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, the Pricing Agreement, the Registration Rights Agreement or the Indenture except such (i) as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities, (ii) as may be required under the 1933 Act or the 1933 Act Regulations in connection with the transactions contemplated by the Registration Rights Agreement or (iii) as may be required with the National Association of Securities Dealers Inc.

           (t) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses; except, in each case, where the lack of possession, failure to comply, invalidity, revocation or modification, as applicable, would not, singly or in the aggregate, result in a Material Adverse Effect.

           (u) Title to Property. Neither the Company nor any of its subsidiaries owns any real property. The Company and its subsidiaries have good and marketable title to all properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Offering Memorandum or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company


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      or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

           (v) Taxes. The Company has filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns (after giving effect to extensions) and has paid all taxes shown as due thereon or with respect to any of its properties, and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company or any of its properties or assets that would result in a Material Adverse Effect.

           (w) Maintenance of Adequate Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is reasonably prudent in the business in which it is engaged; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

           (x) Maintenance of Sufficient Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (y) Compliance with Laws. To the best of the Company's knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, including, without limitation, the Foreign Corrupt Practices Act.

           (z) Imports/Exports. To the best of the Company's knowledge, the Company has paid all material tariff, custom, import, export and other duties required to be paid by it (if any) in connection with the exportation of products from the country of manufacture, the importation of products into the United States, the exportation of products from the United States and the importation of products into another country and has provided all appropriate authorities with the requisite information, all of which, to the best of the Company's knowledge, is true and correct and necessary for the proper determination of the foregoing.

           (aa) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as
      Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

           (bb) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

           (cc) Environmental Laws. Except as described in the Offering Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) to the best of the Company's knowledge, neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
      (iii) there are no pending or, to the best of the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the best of the Company's knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

           (dd) Registration Rights. Except as described in the Offering Memorandum, there are no persons with registration rights or other similar rights to have any securities registered under the 1933 Act.

           (ee) Similar Offerings; PORTAL. Neither the Company nor any of its subsidiaries, nor, to the best of the Company's knowledge, any of its other Affiliates (as defined in Rule 501(b) of Regulation D under the 1933 Act ("Regulation D")), nor any person acting on its or their behalf (other than the Initial Purchaser as to which the Company makes no representation or warranty) has, (i) directly or indirectly solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act or (ii) engaged, or will engage, in any form of general solicitation or general advertising

      (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States. The Securities satisfy the eligibility requirements of Rule 144A(d) (3) under the 1933 Act. Neither
      (i) the Company or any of its subsidiaries nor (ii) to the best of the Company's knowledge, any of its other Affiliates or any person acting on its or their behalf (other than the Initial Purchaser as to which the Company makes no representation or warranty) has engaged, and neither the Company nor any of its subsidiaries will engage, in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S ("Regulation S") under the 1933 Act. Terms used in the preceding sentence have the meanings given to them by Regulation S. The Company has been advised by the National Association of Securities Dealers, Inc. PORTAL Market that the Securities have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. The Securities have been accepted for delivery through DTC. The Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

           (ff) No Registration Required. Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 2 and the procedures set forth in Section 9 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1993 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").


      SECTION 2. Sale and Delivery to Initial Purchaser; Closing.

           (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at the price per $1,000 principal amount at maturity set forth in the Pricing Agreement, the Initial Securities.

           (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchaser to purchase up to an additional $45,000,000 principal amount at maturity of Securities at the same price as is paid by the Initial Purchaser for the Initial Securities (plus accrued interest, if any, from the Closing Date to the Date of Delivery) on the terms set forth in the Pricing Agreement. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the subsequent resale of the Initial Securities upon notice by the Initial Purchaser to the Company setting forth the number of Option Securities as to which the Initial Purchaser is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Initial Purchaser, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

           (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day following the date of the Pricing Agreement (unless postponed in accordance with the provisions of Section 10), or such other time not later than seven business days after such date as shall be agreed upon by the Initial Purchaser and the Company (such time and date of payment and delivery being herein called "Closing Time").

           In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchaser, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, on each Date of Delivery as specified in the notice from the Initial Purchaser to the Company.

           Payment shall be made to the Company by wire transfer of immediately available funds to bank accounts designated by the Company against delivery to the Initial Purchaser of certificates for the Securities to be purchased by them.

           (d) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Initial Purchaser may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Securities will be made available for examination and packaging by the Initial Purchaser in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

           (e) Qualification of Initial Purchaser.    The Initial Purchaser
      hereby represents and warrants to, and agrees with, the Company that it
      (i) is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an institutional "accredited investor" within the meaning of Regulation D under the 1933 Act (an "Accredited Investor"); (ii) has not and will not solicit offers for, or offer or sell, Securities by means of any general solicitation or general advertising within the meaning of Rule 502 (c) under Regulation D under the 1993 Act; and (iii) will otherwise act in accordance with the terms and conditions set forth in this Agreement, including Section 9 hereof, and in the Offering Memorandum in connection with the placement of the Securities contemplated hereby.

           (f) Sales in the United Kingdom. The Initial Purchaser hereby represents and warrants that (a) it has not offered or sold and will not offer or sell any Securities or shares of Common Stock issuable upon conversion thereof to persons in the United Kingdom, prior to the expiration of the period of six months from the original issue date except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to Securities or shares of Common Stock issuable upon conversion thereof in, from or otherwise involving the United Kingdom, and (c) it has issued or passed on and will issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities or shares of Common Stock issuable upon conversion thereof only to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order of 1995 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

      SECTION 3. Covenants of the Company. The Company covenants with the Initial Purchaser as follows:

           (a) Delivery of Offering Memorandum.   The Company will furnish to
      the Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any supplements and amendments thereto and documents incorporated by reference therein as the Initial Purchaser may reasonably request.

           (b) Blue Sky Qualifications. The Company will use its best efforts to cooperate with the Initial Purchaser, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Initial Purchaser may designate and to maintain such qualifications in effect for a period of not less than one year from the date of the Pricing Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of the Offering Memorandum.

           (c) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

          (d) Restriction on Sale of Securities. Except as described in the Offering Memorandum, (i) prior to and including the Closing Date, the Company will not, without the prior written consent of the Initial Purchaser, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company having a maturity greater than one year and (ii) for a period of 120 days from the date of the Final Offering Memorandum, the Company will not, without the prior written consent of the Initial Purchaser, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act (other than a registration statement on Form S-8) with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause
      (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (v) the sale of the Securities hereunder and any shares of Common Stock issued by the Company upon conversion of the Securities ,
      (w) any shares of Common Stock issued by the Company in connection with acquisitions and joint ventures, (x) in the limited circumstances previously described to the Initial Purchaser by the Company, up to 1.25 million shares of Common Stock issued by the Company, (y) any shares of Common Stock issued by the Company upon the exercise of an option or warrant outstanding on the date hereof and referred to in the Incorporated Documents or (z) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Incorporated Documents; provided that, in the case of issuances pursuant to clause (w) or (x) of this paragraph (d), the shares issued shall constitute "restricted shares" within the meaning of Rule 144 under the 1933 Act.

           (e) Amendments. The Company will give the Initial Purchaser notice of its intention to prepare any amendment to the Offering Memorandum and will not use any such amendment or supplement to which the Initial Purchaser or counsel for the Initial Purchaser shall object. Neither the consent of the Initial Purchaser, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

           (f) Securities Filings; Amendments to Offering Memorandum. The Company will immediately notify the Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchaser as evidenced by a notice in writing from the Initial Purchaser to the Company (which the Initial Purchaser agrees to provide promptly, and in any event no later than two business days after such completion), any material changes in or affecting the earnings, business affairs or business prospects of the Company and its subsidiaries that (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of the Company, its counsel, the Initial Purchaser or counsel for the Initial Purchaser, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to the Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

           (g) Certain Information. The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, to make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d) (4), unless the Company furnishes information to the Commission pursuant to
      Section 13 or 15(d) of the 1934 Act.

           (h) No Integration. The Company agrees that it will not make, and will cause its affiliates not to make, any offer and sale of securities of the Company of any class if, as a result of the doctrine of "integration " referred to in Rule 502 under the 1933 Act, such offer and sale would render invalid (as applicable to (i) the sale of the Securities by the Company to the Initial Purchaser, (ii) the resale of the Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others, in each case in accordance with the terms and conditions herein set forth) the exemption from the registration requirements of the 1933 Act provided by Section 4 (2) thereof or by Rule 144A or by Regulation S thereunder.

           (i) Restriction on Repurchases. Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

           (j) Reasonable Inquiries; Information. In connection with the original distribution of the Securities, the Company agrees that, prior to any offer or resale of the

      Securities by the Initial Purchaser, the Initial Purchaser and counsel for the Initial Purchaser shall have the right to make reasonable inquiries into the business of the Company and its subsidiaries. The Company also agrees to provide each prospective Subsequent Purchaser of Securities who so requests information of the type specified in Rule 502 (b) (v) under the 1933 Act.

           (k) Registration Rights Agreement; Trust Indenture Act. The Company agrees that it will comply with all the terms and conditions of the Registration Rights Agreement and that prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be required, that it will cause the Indenture to be qualified under the Trust Indenture Act of 1939 (the "TIA").

      SECTION 4. Payment of Expenses.

           (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and printing and delivery to the Initial Purchaser of the Offering Memorandum and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchaser, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Initial Purchaser, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the qualification of the Securities and the shares of Common Stock issuable upon conversion or purchase of the Securities under securities laws in accordance with the provisions of Section 3(b) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto and any Legal Investment Survey, in an amount not to exceed $5,000, (vi) the preparation, printing and delivery to the Initial Purchaser of copies of the Blue Sky Survey and any supplement thereto,
      (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to any review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (ix) the application for quotation of the Securities on the PORTAL Market and (x) the performance by the Company of its obligations under the Registration Rights Agreement.

           (b) Termination of Agreement. If this Agreement is terminated by the Initial Purchaser in accordance with the provisions of Section 5 or
      Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchaser for all of their out-of-pocket expenses to third parties, including the reasonable fees and disbursements of counsel for the Initial Purchaser .

      SECTION 5. Conditions of the Initial Purchaser's Obligations. The obligations of the Initial Purchaser hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

           (a) Opinion of Counsel for Company. At Closing Time, the Initial Purchaser shall have received the favorable opinion, dated as of Closing Time, of Tenzer Greenblatt LLP, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchaser, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Initial Purchaser may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries, and certificates of public officials.

           (b) Opinion of Counsel for the Initial Purchaser . At Closing Time, the Initial Purchaser shall have received the favorable opinion, dated as of Closing Time, of Mayer, Brown & Platt, counsel for the Initial Purchaser with respect to the matters set forth in clauses (iv), (v),
      (vi), (viii), (ix), (xi), (xvi) (but only as to statements in the Offering Memorandum under "Description of LYONs" and "Transfer Restrictions") and the penultimate paragraph of Exhibit B hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Initial Purchaser. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries, and certificates of public officials.

           (c) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, (i) any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organizations," as such term is defined for purposes of Rule 436 (g) (2) under the 1933 Act, and (ii) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchaser shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such downgrading notice or material adverse change, (ii) the representations and warranties in
      Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

           (d) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Initial Purchaser shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in or incorporated by reference into the Offering Memorandum.

           (e) Bring-down Comfort Letter. At Closing Time, the Initial Purchaser shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

           (f) PORTAL Market. At Closing Time, the Securities and the Common Stock issuable upon conversion of the Securities shall have been designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc., subject to official notice of issuance.

           (g) Lock-up Agreements.   At Closing Time, the Initial Purchaser
      shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

           (h) Conditions to Purchase of Option Securities. In the event that the Initial Purchaser exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Initial Purchaser shall have received:

                 (i) Officers' Certificate.  A certificate, dated such Date of
            Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

                 (ii) Opinion of Counsel for Company.  The favorable opinion of
            Tenzer Greenblatt, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchaser, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(a) hereof.

                 (iii) Opinion of Counsel for Initial Purchaser.  The
            favorable opinion of Mayer, Brown & Platt, counsel for the Initial Purchaser, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                 (iv) Bring-down Comfort Letter.  A letter from Ernst & Young
            LLP, in form and substance satisfactory to the Initial Purchaser and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Initial Purchaser pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

           (i) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Initial Purchaser shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

           (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the Initial Purchaser to purchase the relevant Option Securities, may be terminated by the Initial Purchaser by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in
      Section 4 and except that Sections 6, 7 and 8 shall survive any such termination and remain in full force and effect.

      SECTION 6. Indemnification.

           (a) Indemnification of the Initial Purchaser. The Company agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below.

                 (i) against any and all loss, liability, claim, damage and reasonable expense (including the reasonable fees and disbursements of counsel) whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), including the information incorporated by reference therein, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Offering Memorandum;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever, as incurred
            (including the fees and disbursements of counsel chosen by the Initial Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in the Offering Memorandum (or any amendment or supplement thereto) or any Preliminary Offering Memorandum; provided, however, the foregoing indemnity with respect to any untrue statement contained in or any omission from the Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchaser (or any person controlling such Initial Purchaser) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities that are the subject thereof if the Company shall sustain the burden of proving that (i) the untrue statement or omission contained in the Preliminary Offering Memorandum (excluding documents incorporated by reference) was corrected; (ii) such person was not sent or given a copy of the Final Offering Memorandum (excluding documents incorporated by reference) which corrected the untrue statement or omission at or prior to the written confirmation of the sale of such Securities to such person if required by applicable law; and (iii) the Company satisfied its obligation pursuant to Section 3(a) of this Agreement to provide a sufficient number of copies of the Final Offering Memorandum to the Initial Purchaser.

           (b) Indemnification of Company and Directors and Officers. The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors, each of its officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto) or any Preliminary Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in the Offering Memorandum (or any amendment or supplement thereto) or such Preliminary Offering Memorandum (or any amendment or supplement thereto).

           (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Initial Purchaser, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

           (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient (other than by its terms) to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total purchase discount received by the Initial Purchaser, in each case as set forth in the Offering Memorandum, bear to the aggregate initial public offering price of the Securities.

     The relative fault of the Company on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchaser .

     SECTION 9. Subsequent Offers and Resales of the Securities.

           (a) Resale Procedures. Each of the Initial Purchaser and the Company, as the case may be, hereby establish and agree to observe the following procedures in connection with the offer and sale by the Initial Purchaser of the Securities.

                 (i) Offers and sales of the Securities will be made by the
            Initial Purchaser only to (A) institutional investors that are reasonably believed by the Initial Purchaser to qualify as Accredited Investors (each such institutional investor being hereinafter referred to as an "Institutional Accredited Investor"), or (B) in the case of Securities resold or otherwise transferred pursuant to Rule 144A, to institutional investors that are reasonably believed to qualify as Qualified Institutional Buyers or
            (C) to non-U.S. persons in offshore transactions in reliance upon Regulation S under the 1933 Act.

                 (ii) The Securities will be offered by the Initial Purchaser only by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering of the Securities.

                 (iii) In the case of a non-bank Subsequent Purchaser of a
            Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (i) above, each third party shall, in the judgment of the Initial Purchaser, be an Institutional Accredited Investor or a Qualified Institutional Buyer or a non-U.S. person outside the United States.

                 (iv) No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $100,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $100,000 principal amount of the Securities.

                 (v) The transfer restrictions and the other provisions set forth in Section 2.06 of the Indenture, including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchaser. Following the sale of the Securities by the Initial Purchaser to Subsequent Purchasers pursuant to the terms hereof, except as otherwise provided in Section 7 hereof, the Initial Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Security.

                 (vi) The Initial Purchaser will deliver to each Subsequent
            Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

           (b) No Registration; Legend. The Initial Purchaser understands that the Securities have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an effective registration statement or in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. The Initial Purchaser represents and agrees that, except as permitted herein, it has offered and sold Securities and will offer and sell Securities (i) as part of its distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commences and the Closing Date, only pursuant to an effective registration statement or in accordance with Rule 903 of Regulation S, Rule 144A under the 1933 Act or another available exemption
      from registration under the 1933 Act.   Accordingly, neither the Initial
      Purchaser, its affiliates nor any persons acting on its behalf have engaged or will engage in any directed selling efforts with respect to Securities, and the Initial Purchaser, its affiliates and any person acting on its behalf have complied and will comply with the offering restriction requirements of Regulation S. The Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities (other than a sale of Securities pursuant to Rule 144A), it will have sent to each distributor, dealer or person, if any, receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case pursuant to an effective registration statement or in accordance with Regulation S, Rule 144A under the Securities Act or another available exemption from registration under the 1933 Act. Terms used above have the meaning given to them by Regulation S."

      Terms used in the above paragraph have the meanings given to them by Regulation S.

      SECTION 10. Termination of Agreement.

           (a) Termination; General. The Initial Purchaser may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any Material Adverse Change or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchaser, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

           (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7 and 8 shall survive such termination and remain in full force and effect.

      SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if hand delivered, mailed, delivered by a nationally recognized next-day air courier or
transmitted by any standard form of telecommunication.   All such notices and
communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being timely delivered to a next-day air courier; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied. Notices to the Initial Purchaser shall be directed to the Initial Purchaser at North Tower, World Financial Center, New York, New York 10281-1201, attention of Mike O'Grady; notices to the Company shall be directed to it at 6402 Corporate Drive, Indianapolis, Indiana 46728, attention of Steven E. Fivel.

     SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No party hereto may assign its rights or obligations, under this Agreement to any other person without, in the case of the Company, the prior written approval of the Initial Purchaser, and, in the case of the Initial Purchaser, the prior written approval of the Company. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchaser and the Company in accordance with its terms.

                                           Very truly yours,

                                           BRIGHTPOINT, INC.


                                           By: /s/ Robert J. Laikin
                                               --------------------------------
                                               Title: Chairman of the Board
                                                      and Chief Executive
                                                      Officer



CONFIRMED AND ACCEPTED,
 as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED

By: /s/ Michael G. O'Grady
    -------------------------------
     Authorized Signatory
     Vice President